UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2006

BELLSOUTH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

1-8607	58-1533433
(Commission File Number)	(IRS Employer Identification No.)

Room 15G03, 1155 Peachtree Street, N. E., Atlanta, Georgia	30309-3610
(Address of Principal Executive Offices)	(Zip Code)

(404) 249-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated With Exit or Disposal Activities

On March 13, 2006, BellSouth filed a Form 8-K/A indicating that based on the modified terms of a previously announced workforce reduction it would record a $45 million after-tax credit to income in the first quarter of 2006. The Company expected to record a charge for the early termination benefit in the second quarter of 2006 upon acceptance of the offer by the employees affected by this workforce reduction. Based on the number of employee acceptances received through March 31, 2006, the Company recorded an after-tax charge of $30 million in the first quarter of 2006 thus reducing the credit to $15 million.

We continue to estimate that the total after-tax charge related to this workforce reduction initiative to be recorded in 2006 will be approximately $100 million. The total after-tax charge taken in 2005 and 2006 related to the workforce reduction initiative is expected to be $107 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BELLSOUTH CORPORATION

By: /s/ Raymond E. Winborne, Jr.
Raymond E. Winborne, Jr.
Controller
April 6, 2006

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